Exhibit 4.2
AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
OMNIBUS AMENDMENT
TO SERIES SUPPLEMENTS
          OMNIBUS AMENDMENT, dated as of March 5, 2008 (this “Amendment”), to the Supplements (as hereinafter described) to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as so amended and restated and in effect on the date hereof, the “Agreement”), among American Express Receivables Financing Corporation II, a Delaware corporation (“RFC II”), American Express Receivables Financing Corporation III LLC, a Delaware limited liability company (“RFC III”), and American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), as Transferors, American Express Travel Related Services Company, Inc., a New York corporation (“TRS”), as Servicer, and The Bank Of New York, a New York banking corporation, as Trustee (the “Trustee”).
RECITALS
          WHEREAS, RFC II, RFC III and RFC IV (or their predecessors in interest, as applicable), as Transferors, TRS, as Servicer, and the Trustee have previously entered into (i) the Series 2001-5 Supplement, dated as of May 9, 2001 (as amended, the “Series 2001-5 Supplement”), (ii) the Series 2002-1 Supplement, dated as of February 21, 2002 (as amended, the “Series 2002-1 Supplement”), (iii) the Series 2002-2 Supplement, dated as of April 25, 2002 (as amended, the “Series 2002-2 Supplement”), (iv) the Series 2002-3 Supplement, dated as of May 16, 2002 (as amended, the “Series 2002-3 Supplement”), (v) the Series 2002-5 Supplement, dated as of July 17, 2002 (as amended, the “Series 2002-5 Supplement”), (vi) the Series 2002-6 Supplement, dated as of August 15, 2002 (as amended, the “Series 2002-6 Supplement”), (vii) the Series 2003-1 Supplement, dated as of February 20, 2003 (as amended, the “Series 2003-1 Supplement”), (viii) the Series 2003-2 Supplement, dated as of April 2, 2003 (as amended, the “Series 2003-2 Supplement”), (ix) the Series 2003-3 Supplement, dated as of May 7, 2003 (as amended, the “Series 2003-3 Supplement”), (x) the Series 2004-1 Supplement, dated as of March 1, 2004 (as amended, the “2004-1 Supplement”), (xi) the Series 2004-2 Supplement, dated as of June 2, 2004 (as amended, the “2004-2 Supplement”), (xii) the Series 2004-3 Supplement, dated as of June 2, 2004 (as amended, the “2004-3 Supplement”), (xiii) the Series 2004-4 Supplement, dated as of August 17, 2004 (as amended, the “2004-4 Supplement”), (xiv) the Series 2004-5 Supplement, dated as of September 23, 2004 (as amended, the “2004-5 Supplement”), (xv) the Series 2005-1 Supplement, dated as of March 24, 2005 (as amended, the “2005-1 Supplement”), (xvi) the Series 2005-2 Supplement, dated as of March 24, 2005 (as amended, the “2005-2 Supplement”), (xvii) the Series 2005-3 Supplement, dated as of June 17, 2005 (as amended, the “2005-3 Supplement”), (xviii) the Series 2005-4 Supplement, dated as of June 17, 2005 (as amended, the “2005-4 Supplement”), (xix) the Series 2005-5 Supplement, dated as of July 21, 2005 (as amended, the “2005-5 Supplement”), (xx) the Series 2005-6 Supplement, dated as of August 18, 2005 (as amended, the “2005-6 Supplement”), (xxi) the Series 2005-7 Supplement,

dated as of August 18, 2005 (as amended, the “2005-7 Supplement”), and (xxii) the Series 2005-8 Supplement, dated as of November 22, 2005 (as amended, the “2005-8 Supplement”);
          WHEREAS, each of the series supplements listed in the preceding paragraph are, collectively, the “Supplements”;
          WHEREAS, the parties to each of the Supplements now wish to amend the Supplements as set forth herein;
          WHEREAS, pursuant to Section 13.01(a) of the Agreement, each of RFC II, RFC III and RFC IV has delivered to the Trustee an Officer’s Certificate, dated the date of this Amendment, stating that RFC II, RFC III and RFC IV, respectively, reasonably believes that this Amendment will not have an Adverse Effect; and
          WHEREAS, RFC II, RFC III, RFC IV and the Servicer have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment and this Amendment is authorized and permitted under the Pooling and Servicing Agreement.
          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Supplements or the Agreement, as the case may be.
ARTICLE II
AMENDMENTS TO SUPPLEMENTS
          SECTION 2.01. Amendment to Section 5.02(a). Section 5.02(a) of each Supplement shall be deleted in its entirety and inserted in its place shall be the following, it being understood that any reference to “Series 200[_]-[_]” shall be read to be a reference to the applicable series designation:
     (a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Series 200[_]-[_] Certificateholder a statement substantially in the form of Exhibit C-1 to this Supplement prepared by the Servicer and delivered to the Paying Agent.
          SECTION 2.02. Amendment to Section 5.02(b). Section 5.02(b) of each Supplement shall be deleted in its entirety and inserted in its place shall be the following:

     (b) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, the Transferors, each Rating Agency and the Collateral Interest Holder (i) a statement substantially in the form of Exhibit C-1 to this Supplement prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit D.
          SECTION 2.03. Amendment to Section 5.02(d). Section 5.02(d) of each Supplement shall be deleted in its entirety and inserted in its place shall be the following, it being understood that any reference to “Series 200[_]-[_]” shall be read to be a reference to the applicable series designation:
     (d) On or before January 31 of each calendar year, beginning with calendar year 2008, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 200[_]-[_] Certificateholder, a statement substantially in the form of Exhibit C-2 to this Supplement prepared by the Servicer for such calendar year or the applicable portion thereof during which such Person was a Series 200[_]-[_] Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.
          SECTION 2.04. Amendment to Exhibits. Each Supplement shall be amended by deleting Exhibit C thereto and inserting in its place Exhibit C-1 and Exhibit C-2, which shall be in the forms attached as Exhibit C-1 and Exhibit C-2, respectively, to this Amendment.
ARTICLE III
MISCELLANEOUS
          SECTION 3.01. Ratification of Supplements. As amended by this Amendment, the Supplements are in all respects ratified and confirmed and each Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.
          SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
          SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of January 1, 2008 upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion, except as otherwise provided:
               (a) notification in writing from each of Moody’s and Standard & Poor’s to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency;
               (b) an Officer’s Certificate from each Transferor addressed and delivered to the Trustee certifying that this Amendment shall not have an Adverse Effect;
               (c) an Opinion of Counsel from the Servicer to the Trustee substantially in the form of Exhibit E-1 to the Agreement; and
               (d) counterparts of this Amendment, duly executed by the parties hereto.

          IN WITNESS WHEREOF, the Transferors, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as a Transferor
By:	/s/ Maureen Ryan
	Name:	Maureen Ryan
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as a Transferor
By:	/s/ Catherine M. Hogan
	Name:	Catherine M. Hogan
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as a Transferor
By:	/s/ Robert C. Radle
	Name:	Robert C. Radle
	Title:	President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer
By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Senior Vice President

THE BANK OF NEW YORK, as Trustee
By:	/s/ Catherine Hughes
	Name:	Catherine M. Hughes
	Title:	Assistant Vice President

[Omnibus Amendment to Series Supplements]

EXHIBIT C-1
FORM OF MONTHLY STATEMENT
AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
SERIES 200[_]-[_]

A)	Information regarding distributions on the Distribution Date in respect of the Class A Certificates per $1,000 original certificate principal amount

	(1)	The total amount of the distribution	$

	(2)	The amount of the distribution in respect of Class A Monthly Interest	$

	(3)	The amount of the distribution in respect of Class A Outstanding Monthly Interest	$

	(4)	The amount of the distribution in respect of Class A Additional Interest	$

	(5)	The amount of the distribution in respect of principal of the Class A Certificates	$

B)	Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs

	(1)	The total amount of Class A Investor Charge-Offs	$

	(2)	The amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount	$

	(3)	The total amount reimbursed in respect of Class A Investor Charge-Offs	$

	(4)	The amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original certificate principal amount	$

	(5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A

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		Invested Amount after giving effect to all transactions on such Distribution Date	$

C)	Information regarding distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount

	(1)	The total amount of the distribution in respect of Class B Certificates	$

	(2)	The amount of the distribution in respect of Class B Monthly Interest	$

	(3)	The amount of the distribution in respect of Class B Outstanding Monthly Interest	$

	(4)	The amount of the distribution in respect of Class B Additional Interest	$

	(5)	The amount of the distribution in respect of principal of the Class B Certificates	$

D)	Amount of reductions in Class B Invested Amount pursuant to clauses (c), (d), and (e) of the definition of Class B Invested Amount on such Distribution Date

	(1)	The amount of reductions in Class B Invested Amount pursuant to clauses (c), (d) and (e) of the definition of Class B Invested Amount	$

	(2)	The amount of the reductions in the Class B Invested Amount per $1,000 original certificate principal amount	$

	(3)	The total amount reimbursed in respect of such reductions in the Class B Invested Amount	$

	(4)	The amount reimbursed in respect of such reductions in the Class B Invested Amount, per $1,000 original certificate principal amount	$

	(5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B

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		Invested Amount after giving effect to all transactions on such Distribution Date	$

E)	Information regarding distributions on the Distribution Date to the Collateral Interest Holder

	(1)	The total amount distributed to the Collateral Interest Holder	$

	(2)	The amount of the distribution in respect of Collateral Minimum Monthly Interest	$

	(3)	The amount of the distribution in respect of Collateral Additional Interest	$

	(4)	The amount distributed to the Collateral Interest Holder in respect of principal on the Collateral Invested Amount	$

	(5)	The amount of the distribution to the Collateral Interest Holder in respect of remaining Excess Spread	$

F)	Amount of reductions in Collateral Invested Amount pursuant to clauses (c), (d), and (e) of the definition of Collateral Invested Amount

	(1)	The amount of reductions in the Collateral Invested Amount pursuant to clauses (c), (d) and (e) of the definition of Collateral Invested Amount	$

	(2)	The total amount reimbursed in respect of such reductions in the Collateral Invested Amount	$

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TRUST
TRUST ACTIVITY	TOTALS
Record Date

Number of days in Monthly Period

Beginning Number of Accounts

Beginning Principal Receivable Balance, including any Addition or Removal of Principal Receivables during the Monthly Period	$

a. Addition of the Principal Receivables	$

b. Removal of the Principal Receivables	$

Special Funding Account Balance	$

Beginning Total Principal Balance	$

Finance Charge Collections (excluding Recoveries)	$

Recoveries	$

Total Collections of Finance Charge Receivables	$

Total Collections of Principal Receivables	$

Monthly Payment Rate		%

Defaulted Amount	$

Annualized Default Rate		%

Trust Portfolio Yield		%

New Principal Receivables	$

Ending Number of Accounts

Ending Principal Receivables Balance	$

Ending Required Minimum Principal Balance	$

Ending Transferor Amount	$

Ending Special Funding Account Balance	$

Ending Total Principal Balance	$

SERIES ALLOCATIONS
Group Number

Invested Amount	$

Adjusted Invested Amount	$

Principal Funding Account Balance	$

Series Required Transferor Amount	$

Series Allocation Percentage		%

Series Allocable Finance Charge Collections	$

Series Allocable Recoveries	$

Series Allocable Principal Collections	$

Series Allocable Defaulted Amount	$

GROUP ALLOCATIONS
Group Number

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GROUP ALLOCATIONS
Invested Amount	$

Investor Finance Charge Collections	$

Investor Monthly Interest	$

Investor Default Amount	$

Investor Monthly Fees	$

Investor Additional Amounts	$

Total	$

Reallocated Investor Finance Charge Collections	$

Investment Funding Account Proceeds	$

Available Excess	$

Group Investor Finance Charge Collections	$

Group Expenses	$

Group Reallocable Investor Finance Charge Collections	$

TRUST PERFORMANCE

Delinquencies
31-60 Days Delinquent

61-90 Days Delinquent

90+ Days Delinquent

Total 30+ Days Delinquent

TOTAL
INVESTOR/TRANSFEROR	SERIES		INVESTOR		TRANSFERORS’
ALLOCATIONS	ALLOCATIONS		INTEREST		INTEREST
Beginning Invested Amount/Transferor Amount	$		$		$

Beginning Adjusted Invested Amount	$		$		$

Floating Allocation Percentage		%		%		%

Principal Allocation Percentage		%		%		%

Collections of Finance Charge Receivables	$		$		$

Collections of Principal Receivables	$		$		$

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TOTAL
INVESTOR/TRANSFEROR	SERIES	INVESTOR	TRANSFERORS’
ALLOCATIONS	ALLOCATIONS	INTEREST	INTEREST
Defaulted Amount	$	$	$

Ending Invested Amount/Transferor Amount	$	$	$

MONTHLY PERIOD
FUNDING					COLLATERAL
REQUIREMENTS	CLASS A		CLASS B		INTEREST		TOTAL
Principal Funding Account Balance	$		$		$		$

Investment Proceeds for Monthly Period	$		$		$		$

Reserve Account Opening Balance	$		$		$		$

Reserve Account Deposit	$		$		$		$

Reserve Draw Amount	$		$		$		$

Reserve Account Surplus	$		$		$		$

Reserve Account Closing Balance	$		$		$		$

LIBOR Determination Date

Coupon (__/__/__ to __/__/__)		%		%		%		%

Monthly Interest Due	$		$		$		$

Outstanding Monthly Interest Due	$		$		$		$

Additional Interest Due	$		$		$		$

Total Interest Due	$		$		$		$

Investor Default Amount	$		$		$		$

Investor Monthly Fees Due	$		$		$		$

Investor Additional Amounts Due	$		$		$		$

Total Due	$		$		$		$

Reallocated Investor Finance Charge Collections							$

Interest and Principal Funding Investment Proceeds							$

Interest on Reserve Account							$

Series Adjusted Portfolio Yield								%

Base Rate								%

Excess Spread Percentage								%

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COLLATERAL
CERTIFICATES – BALANCES AND DISTRIBUTIONS	CLASS A		CLASS B		INTEREST			TOTAL
Beginning Certificates Balance	$	____________	$	____________	$	____________		$	____________
Distributions of Interest	$	____________	$	____________	$	____________		$	____________
Deposits to the Principal Funding Account	$	____________	$	____________	$	____________		$	____________
Distributions of Principal	$	____________	$	____________	$	____________		$	____________
Total Distributions	$	____________	$	____________	$	____________		$	____________
Ending Certificates Balance	$	____________	$	____________	$	____________		$	____________

APPLICATION OF REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS
1. CLASS A AVAILABLE FUNDS
a. Class A Monthly Interest					$	____________
b. Class A Outstanding Monthly Interest					$	____________
c. Class A Additional Interest					$	____________
d. Class A Investor Default Amount (treated as Available Principal Collections)					$	____________
e. Excess Spread					$	____________
2. CLASS B AVAILABLE FUNDS
a. Class B Monthly Interest					$	____________
b. Class B Outstanding Monthly Interest					$	____________
c. Class B Additional Interest					$	____________
d. Excess Spread					$	____________
3. COLLATERAL AVAILABLE FUNDS
a. Excess Spread					$	____________
4. TOTAL EXCESS SPREAD					$	____________

REALLOCATED PRINCIPAL COLLECTIONS
1. Principal Allocation Percentage						____________	%
2. Series 200[_]-[_] Allocable Principal Collections					$	____________
3. Principal Allocation Percentage of Series 200[_]-[_] Allocable Principal Collections					$	____________
4. Reallocated Principal Collections Required to fund the Required Amount					$	____________
5. Item 3 minus Item 4					$	____________
6. Shared Principal Collections from other Series allocated to Series 200[_]-[_]					$	____________
7. Other amounts treated as Available Principal Collections					$	____________
8. Available Principal Collections (total of items 5, 6 and 7)					$	____________

C-1-7

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD
1. Collateral Invested Amount	$	____________
2. Required Collateral Invested Amount	$	____________
3. Excess of Collateral Invested Amount over Required Collateral Invested Amount	$	____________
4. Treated as Shared Principal Collections	$	____________

APPLICATION OF PRINCIPAL COLLECTIONS DURING ACCUMULATION OR AMORTIZATION PERIOD
1. Principal Funding Account	$	____________
2. Excess of Collateral Invested Amount over Required Collateral Invested Amount	$	____________
3. Distribution of Principal	$	____________
4. Treated as Shared Principal Collections	$	____________

APPLICATION OF EXCESS SPREAD AND EXCESS FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 200[_]-[_]
1. Excess Spread	$	____________
2. Excess Finance Charge Collections	$	____________
3. Applied to fund Class A Required Amount	$	____________
4. Class A Investor Charge-Offs treated as Available Principal Collections	$	____________
5. Applied to fund overdue Class B Interest	$	____________
6. Applied to fund Class B Required Amount	$	____________
7. Reduction of Class B Invested Amount treated as Available Principal Collections	$	____________
8. Applied to Collateral Minimum Monthly Interest	$	____________
9. Applied to unpaid Monthly Servicing Fee	$	____________
10. Collateral Default Amount treated as Available Principal Collections	$	____________
11. Reduction of Collateral Invested Amount treated as Available Principal Collections	$	____________
12. Deposited to Reserve Account	$	____________
13. Remaining Excess Spread distributed to Collateral Interest Holder(s)	$	____________

YIELD AND BASE RATE
1. Base Rate
Current Monthly Period		____________	%

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YIELD AND BASE RATE
Prior Monthly Period	____________	%
Second Prior Monthly Period	____________	%
2. Three Month Average Base Rate	____________	%
3. Series Adjusted Portfolio Yield
Current Monthly Period	____________	%
Prior Monthly Period	____________	%
Second Prior Monthly Period	____________	%
4. Three Month average Series Adjusted Portfolio Yield	____________	%
5. Is the 3 month average Series Adjusted Portfolio Yield more than the 3 month average Base Rate?	[Yes/No]

C-1-9

EXHIBIT C-2
FORM OF ANNUAL PAYMENT INFORMATION
AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
SERIES 200[_]-[_]
FOR THE YEAR ENDED DECEMBER 31, 200[_]
     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. (“TRS”), as Servicer pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as amended and restated and as otherwise amended and supplemented, the “Pooling and Servicing Agreement”), among TRS, American Express Receivable Financing Corporation II, American Express Receivable Financing Corporation III LLC and American Express Receivable Financing Corporation IV LLC, as transferors (together, the “Transferors”) and The Bank of New York, as trustee (the “Trustee”), does hereby certify as follows:
     Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement or the Series 200[_]-[_] Supplement, dated as of [                    ], 200[_], among TRS, the Transferors and the Trustee (as amended and supplemented, the “Supplement”), as applicable.
     Pursuant to Section 5.01 of the Series Supplement, the Servicer instructed the Trustee to pay in accordance with Section 5.01 from the Interest Funding Account or the Principal Funding Account, as applicable, the following aggregate amounts during the year ended December 31, 200[_]:

A)	Pursuant to subsection 5.01(a):

	Interest distributed to Class A Certificateholders	$

B)	Pursuant to subsection 5.01(b):

On the Expected Final Payment Date or a Special
Payment Date, if applicable, principal distributed
	to the Class A Certificateholders	$

C)	Pursuant to subsection 5.01(c):

	Interest distributed to Class B Certificateholders	$

D)	Pursuant to subsection 5.01(d):

On the Expected Final Payment Date or a Special
Payment Date, if applicable, on or after the date
Class A Invested Amount is paid in full, principal
	distributed to the Class B Certificateholders	$

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E)	Pursuant to subsection 5.01(e):

Aggregate amount distributed to the Collateral
	Interest Holder in respect of interest	$

Aggregate amount distributed to the Collateral
	Interest Holder in respect of principal	$

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this [_] day of January, 200[_].

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer
By:
Name:
Title:

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